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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
Seagull Energy Corporation:


     We consent to the incorporation by reference in this registration statement on Form S-4 of Seagull Energy Corporation of our report dated February 9, 1999, relating to the consolidated balance sheets of Seagull Energy Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the December 31, 1998 Annual Report on Form 10-K of Seagull Energy Corporation and to the reference to our firm under the heading "Experts" in the prospectus.


                                                        /s/ KPMG LLP
                                                        ------------------------
                                                            KPMG LLP


Houston, Texas
February 23, 1999